Exhibit 99.1

MannKind Announces $50 Million Private Placement

DANBURY, Conn. and WESTLAKE VILLAGE, Calif., July 24, 2026 (Globe Newswire) – MannKind Corporation (Nasdaq: MNKD), a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions for cardiometabolic and orphan lung diseases, today announced that it has entered into a securities purchase agreement in connection with a private placement to certain institutional investors. The gross proceeds from the private placement financing are expected to be approximately $50 million. The closing of the financing is expected to occur on or about July 24, 2026, subject to the satisfaction of customary closing conditions.

The private placement was led by Frazier Life Sciences, a longstanding biotech investment firm.

MannKind intends to use the net proceeds for general corporate purposes, including funding the $45 million contingent value rights payment triggered by the recent FDA approval of Furoscix ReadyFlow™.

Pursuant to the terms of the securities purchase agreement, MannKind is selling an aggregate of 10,440,838 shares of its common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 2,412,632 shares of its common stock, at a purchase price of $3.89 per share and $3.88 per pre-funded warrant. The pre-funded warrants will have an exercise price of $0.01 per share and will be exercisable at any time after original issuance, subject to certain beneficial ownership limitations, and will not expire until exercised in full.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and are being issued and sold in reliance on Section 4(a)(2) of the Securities Act. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. MannKind has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About MannKind

MannKind Corporation (Nasdaq: MNKD) is a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions. Focused on cardiometabolic and orphan lung diseases, we develop and commercialize treatments that address serious unmet medical needs, including diabetes, pulmonary hypertension, and fluid overload in heart failure and chronic kidney disease.

With deep expertise in drug-device combinations, MannKind aims to deliver therapies designed to fit seamlessly into daily life.

Learn more at mannkindcorp.com.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, statements regarding the satisfaction of closing conditions for a private placement and the payment to holders of contingent value rights associated with a regulatory milestone. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that MannKind’s products may only achieve a limited degree of commercial success, and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent periodic reports on Form 10-Q and current reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

FUROSCIX READYFLOW and MANNKIND are trademarks of MannKind Corporation.

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MannKind Contacts:

Investor Relations

Kate Miranda

(617) 921-5461

Email: ir@mnkd.com

Media Relations

Christie Iacangelo

(818) 292-3500

Email: media@mnkd.com